                        PARTICIPATION RIGHTS AGREEMENT


      PARTICIPATION RIGHTS AGREEMENT, dated as of July 31, 1997, by and among EQUITY COMPRESSION SERVICES CORPORATION, an Oklahoma corporation (the "COMPANY"), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "PURCHASER") and the holders of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK") listed in Schedule I attached hereto (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS").

 1. BACKGROUND. The Company and the Purchaser have entered into a Subordinated Note and Warrant Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of July 31, 1997, pursuant to which the Company has agreed, among other things, to issue and sell its Common Stock Purchase Warrants Expiring July 31, 2007 (the "WARRANTS"), evidencing rights to purchase an aggregate of 1,000,000
shares (subject to adjustment as provided therein) of Common Stock.   This
agreement shall become effective upon the issuance of such Warrants.

 2.   TRANSFERS OF COMMON STOCK.

      2.1  GENERAL.  Subject to compliance with the provisions of Section
2.2 hereof, any Stockholder may transfer shares of Common Stock or Common Stock Equivalents held by such Stockholder in accordance with applicable law so long as either (i) such Stockholder first delivers to the Company and the Tagalong Holders a written agreement of the proposed transferee to become a party to and be bound by the terms and provisions of this Agreement (unless such proposed transferee is already a party hereto) or (ii) the transfer (a) is pursuant to a public offering registered under the Securities Act or (b) is made in accordance with Rule 144 under the Securities Act (or any similar successor provision) including, without limitation, a transfer made in reliance on paragraph (k) of Rule 144 (a "RULE 144 TRANSFER").

      2.2 RIGHTS OF PARTICIPATION. If a Stockholder or Affiliate thereof proposes to sell shares of the Common Stock or Common Stock Equivalents for value (such Stockholder or Affiliate thereof being referred to herein as a "TRANSFEROR"), BUT EXCLUDING (i) a sale which is pursuant to a public offering registered under the Securities Act or is a Rule 144 Transfer, (ii) a sale to an Affiliate of such Transferor or (iii) a sale or sales which are effected by such Transferor in a single transaction or a series of transactions and which do not involve more than 10% of the Fully Diluted Common Stock, then such Transferor shall offer (the "PARTICIPATION OFFER") to include in the proposed sale a number of shares of Common Stock or Common Stock Equivalents (which securities shall be of the same type (i.e., Common Stock or Common Stock Equivalents) as the securities being sold by the Transferor) designated by any Tagalong Holder, not to exceed, in respect of any such Tagalong Holder, the number of shares equal to the product of (a) the aggregate number of shares of Common Stock or Common Stock Equivalents to be sold by the Transferor to the proposed transferee and
(b) a fraction, the numerator of which shall be the number of shares of Fully Diluted Common Stock held by such Tagalong Holder and the denominator of which shall be the number of shares of Fully Diluted Common Stock held by the Transferor and all Tagalong Holders. The Transferor shall give written notice to each Tagalong Holder of the Participation Offer (the "PARTICIPATION OFFER NOTICE") at least 45 days prior to the proposed sale. The Participation Offer Notice shall specify the proposed transferee, the number of shares of Common Stock or Common Stock Equivalents to be sold to such transferee, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. Each Tagalong Holder who wishes to include shares of Common Stock or Common Stock Equivalents in the proposed sale in accordance with this Section
2.2 shall so notify the Transferor not more than 15 days after the date of receipt of the Participation Offer Notice. The Participation Offer shall be conditioned upon the Transferor's sale of shares pursuant to the transactions contemplated in the Participation Offer Notice with the transferee named therein. If any other Tagalong Holders have accepted the Participation Offer, the Transferor shall reduce to the extent necessary the number of shares it otherwise would have sold in the proposed sale so as to permit such other Tagalong Holders to sell the number of shares that they are entitled to sell under this Section 2.2, and the Transferor and such other Tagalong Holders shall sell the number of shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such sale set forth in the Participation Offer Notice.

      2.3 RESTRICTIVE LEGEND. Each certificate representing shares of presently outstanding Common Stock held by a Stockholder shall be stamped or otherwise imprinted with a legend (or shall be exchanged for certificates bearing a legend), contemporaneously with the execution and delivery of this Agreement (except for the certificate issued to Dennis W. Estis, which shall be imprinted with a legend within ten days of the date of this Agreement), in substantially the following form:

    "The shares represented by this certificate are subject to certain restrictions set forth in a Participation Rights Agreement dated as of July 31, 1997 among the Corporation, The Prudential Insurance Company of America and certain holders of the Corporation's outstanding Common Stock parties thereto, and such shares may not be transferred except in compliance with such restrictions. Such Participation Rights Agreement is on file at the office of the Corporation and a copy thereof will be furnished without charge to the holder of the shares represented by this certificate upon written request."

Each certificate issued upon the direct or indirect transfer of any such outstanding Common Stock held by a Stockholder shall also be stamped or otherwise imprinted with the foregoing legend. Notwithstanding the foregoing, any Stockholder and any transferee of any Stockholder holding outstanding shares of Common Stock subject to the terms of this Agreement shall, in connection with any proposed transfer of any such shares in a Rule 144 Transfer, be entitled to receive from the Company, without expense, a new certificate or certificates representing the shares to be transferred in such Rule 144 Transfer and not bearing the legend set forth above in this Section 2.3. The Company shall issue such new certificate or certificates upon five days' prior written notice of such proposed Rule 144 Transfer, subject to the Company's determination that the proposed Rule 144

Transfer complies in all respects with Rule 144 under the Securities Act (or any similar successor provision).

      2.4 EFFECT OF VIOLATION. Any purported transfer of Common Stock or Common Stock Equivalents which is not permitted by this Agreement or which is in violation of such Agreement shall be void and of no force and effect whatsoever.

 3.   DEFINITIONS.   As used herein, unless the context otherwise requires,
the following terms have the following respective meanings:

      AFFILIATE: With respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      AGREEMENT: This Participation Rights Agreement, as the same may be amended from time to time.

      COMMON STOCK: As defined in the introductory paragraph of this Agreement.

      COMMON STOCK EQUIVALENTS:   All options, rights or warrants to
    purchase shares of Common Stock, all securities convertible into or exchangeable for shares of Common Stock and all shares of Common Stock into which shares of Common Stock of another class have been converted.

      COMPANY:  As defined in the introductory paragraph of this Agreement.

      FULLY DILUTED COMMON STOCK:   At any time, the then outstanding Common
    Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then outstanding options, rights or warrants (including, without limitation, the Warrants) or securities convertible into or exchangeable for Common Stock.

      RULE 144 TRANSFER: As defined in Section 2.1.

      PARTICIPATION OFFER:   As defined in Section 2.2.

      PARTICIPATION OFFER NOTICE:   As defined in Section 2.2.

      PERSON: A corporation, an association, a partnership, a limited liability company, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

      PURCHASE AGREEMENT:   As defined in Section 1.

      PURCHASER:   As defined in the introductory paragraph of this
    Agreement.

      REQUIRED HOLDERS: Any holder or holders of 66% (by number of shares of Common Stock issued or issuable) of the Warrants or of Common Stock issued upon the exercise of Warrants.

      SECURITIES ACT:   The Securities Act of 1933, as amended, or any
    successor statute thereto.

      STOCKHOLDERS:   The parties to this Agreement who are record or
    beneficial owners of any shares of Common Stock.

      TAGALONG HOLDER. Any holder of (i) Warrants or (ii) Common Stock issued upon the exercise of Warrants.

      TRANSFEROR:   As defined in Section 2.2.

      WARRANTS:   As defined in Section 1.

 4. AGREEMENT. A copy of this Agreement shall be filed with the permanent records of the Company and shall be kept at all times at the principal place of business of the Company.

 5.   FURTHER ASSURANCES.   Each party agrees to do, or cause to be done,
such further acts and to execute and deliver, or to cause to be executed and delivered, such further agreements, instruments, certificates and other documents as may be necessary or appropriate to effectuate and carry out the purposes of this Agreement.

 6. AMENDMENTS AND WAIVERS. This Agreement may be amended and the Stockholders and the Company may take any action herein prohibited or omit to perform any act herein required to be performed, only if the prior written consent of the Required Holders to such amendment, action or omission to act shall have been obtained.

 7. NOTICES. All communications provided for hereunder shall be sent by first-class mail and (a) if addressed to a Tagalong Holder, addressed to such Tagalong Holder in the manner set forth in the Purchase Agreement, or at such other address as such Tagalong Holder shall have furnished to the other parties hereto in writing, (b) if addressed to the Company, at 2501 Cedar Springs Road, Suite 600, Dallas, Texas 75201, Attention: Chief Financial Officer, with a courtesy copy to Schlanger, Mills, Mayer & Grossberg, L.L.P., 5847 San Felipe, Suite 1700, Houston, Texas 77057, Attention: Kyle Longhofer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the other parties hereto in writing; PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of any of the other parties hereto, be either delivered to the Company at its address set forth above or to any officer of the Company, or (c) if to any Stockholder, addressed to such Stockholder at its address set forth in SCHEDULE I hereto, or at such other address as such party shall have furnished to the other parties hereto in writing.

 8. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Purchaser shall also be for the benefit of and enforceable by any subsequent Tagalong Holder.

 9. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

 10. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that money damages may be insufficient to compensate the Tagalong Holders for breaches by the Company or the Stockholders of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

 11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

 12. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.


     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW.]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                                    EQUITY COMPRESSION SERVICES
                                    CORPORATION



                                    By:
                                        -----------------------------------
                                         Title:

                                    THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA



                                    By:
                                        -----------------------------------
                                         Title:  Vice President

                                    HACL, LTD.

                                    By:  Six Dawaco, Inc.,
                                         General Partner



                                         By:
                                             ------------------------------
                                              Title:

                                    ENERGY INVESTORS JOINT VENTURE

                                    By:  HACL, Ltd.,
                                         Managing Joint Venture Partner

                                         By:  Six Dawaco, Inc.,
                                              General Partner


                                              By:
                                                  -------------------------
                                                   Title:

                                    ---------------------------------------
                                    Dennis W. Estis

                                                                      SCHEDULE I


                                 STOCKHOLDERS



HACL, Ltd.
8080 N. Central Expressway
Suite 1600
Dallas, Texas 75206
Attention: Ray Davis

Energy Investors Joint Venture
c/o HACL, Ltd.
8080 N. Central Expressway
Suite 1600
Dallas, Texas 75206
Attention: Ray Davis

Dennis W. Estis
Ouachita Energy Corporation
228 Industrial Street
West Monroe, Louisiana 71292